EXHIBIT 10.12

COMPENSATORY ARRANGEMENTS OF EXECUTIVE OFFICERS AND DIRECTORS.

Each of our executive officers is employed on an at will basis. The current annual salaries of our executive officers are set forth in the chart below:
Executive Officers	Title	Salary	Incentive Component
Robert E. Matthiessen	President, CEO and Director	$317,242	1.0% of consolidated pre-tax profits plus 1.0% of each product segment's pre-tax profits.

Alyn R. Holt	Chairman	$275,600	None

Hugh T. Regan, Jr.	Secretary, Treasurer and CFO	$224,422	Discretionary

Daniel J. Graham	Sr. Vice President and General Manager - Manipulator/Docking Hardware Product Segment	$205,712	2.0% of pre-tax profits of the Manipulator and Docking Hardware product segment.

James Pelrin	Vice President and General Manager-Temperature Management Product Segment	$205,350	2.0% of pre-tax profits of the Temperature Management product segment.

Dale E. Christman	Vice President and General Manager - Tester Interface Product Segment	$176,000	2.0% of pre-tax profits of the Tester Interface product segment.

Each of the foregoing officers receive our standard benefits package. Messrs. Matthiessen and Regan are parties to Change of Control Agreements with us that provide for the payment of certain benefits upon the executive's termination of employment. These agreements are included as Exhibits 10.13 and 10.14 to this Annual Report on Form 10-K.

For 2008, Directors who are not also our officers (each a "non-employee director") will receive an annual retainer of $25,000. Members of the Executive Committee are paid an additional annual retainer of $15,000. The chairmen of the committees of the Board are paid an additional annual fee as follows: the Chairman of the Audit Committee is paid an additional annual fee of $15,000; the Chairman of the Compensation Committee is paid an additional annual fee of $10,000; the Chairman of the IP Committee is paid an additional annual fee of $75,000; and the Chairman of the Nominating and Corporate Governance Committee is paid an additional annual fee of $10,000.